Exhibit 99.01

Laureate Education Contacts:
Rosemarie Mecca	Chris Symanoskie
Chief Financial Officer	Director, Investor Relations
(410) 843-8070	(410) 843-6394

LAUREATE EDUCATION, INC. REPORTS RECORD SECOND QUARTER 2006
RESULTS AND INTRODUCES 2007 EARNINGS OUTLOOK

Company Reiterates 2006 Earnings Outlook

BALTIMORE (July 20, 2006) -- Laureate Education, Inc. (NASDAQ:LAUR), the world’s leading international provider of higher education, announced record financial results for the quarter ended June 30, 2006.

•	Second quarter 2006 revenues increased 34% to $303.1 million, compared to $227.0 million in the second quarter of 2005.

•
Laureate Education reported income from continuing operations of $40.7 million or $0.77 per diluted share, an increase of 28% over second quarter 2005. Excluding the ($0.02) impact of stock option expense and the $0.04 net impact of the continued liquidation of Sylvan Ventures, income from continuing operations would have been $39.6 million or $0.75 per diluted share, an increase of 25% over the second quarter of 2005.

•	The Company’s campus-based institutions reported second quarter total student enrollment increased 34% to 199,377 students.

•	Laureate Online Education reported a 23% increase in new student enrollment and a 27% increase in total student enrollment to 29,134 students.

•
The Company believes that it will achieve earnings of between $0.19 and $0.21 per diluted share for the quarter ending September 30, 2006, excluding estimated stock option expense of ($0.02) to ($0.03) per diluted share.

•
Laureate Education reiterates its full-year 2006 earnings outlook of between $2.05 and $2.15 per diluted share, an increase of 23% or more over full-year 2005. This excludes estimated stock option expense of ($0.10) to ($0.12) per diluted share.

•
The Company introduces a full-year 2007 earnings outlook of between $2.59 and $2.67 per diluted share, an increase of 20% or more over full-year 2006. This excludes estimated stock option expense of ($0.12) to ($0.14) per diluted share. Full-year 2007 Earnings Outlook including SFAS123R expense is $2.45 to $2.55 per diluted share.

Douglas Becker, Chairman and Chief Executive Officer of Laureate Education stated, “The strong financial results for the first six months of this year give us confidence that we are on track to achieve our stated goals for 2006. As indicated by our 2007 earnings outlook, we remain confident in our five year plan that calls for 25% average annual growth in earnings between 2006 and 2010.”

“We will continue to invest in our future while delivering strong enrollment and earnings growth. Investments associated with increasing management capacity, opening new campuses, developing new products, and entering new countries are designed to extend Laureate’s leadership position and growth rates even beyond the current five year plan,” added Mr. Becker.

Laureate Education operates 24 institutions of higher education in 15 countries, offering academic programs to 228,511 students through 53 campuses and online.

Financial Results

All financial information for the prior year 2005 has been restated to reflect a preferential change in accounting for tuition revenue.

Total revenues for the second quarter of 2006 were $303.1 million, an increase of 34% compared to total revenues of $227.0 million in the second quarter of 2005. Total operating income for the second quarter 2006 increased to $57.0 million, versus operating income of $44.6 million in the second quarter of 2005. The Company reported income from continuing operations of $40.7 million or $0.77 per diluted share. Excluding the ($0.02) impact of stock option expense and the $0.04 net impact of the continued liquidation of Sylvan Ventures, income from continuing operations would have been $39.6 million or $0.75 per diluted share. (For details see Reg G Reconciliation in the investor relations section of www.laureate-inc.com)

In the second quarter of 2006, the Company recorded a non-operating gain of $9.3 million from the sale of Chancery Software Ltd., a former Sylvan Ventures investment. Additionally, the Company generated a net tax expense of $7.0 million related to this gain and the continued liquidation of Sylvan Ventures.

For the six-month period ended June 30, 2006, total revenues were $538.2 million, an increase of 33% compared to total revenues of $405.6 million in the same period of 2005. Total operating income for the six-month period increased to $57.0 million, versus operating income of $46.3 million in the same period of 2005. Income from continuing operations for the six-month period ended June 30, 2006 was $39.9 million or $0.75 per diluted share, an increase of 22% over the same period of 2005.

Total cash and marketable securities at June 30, 2006 were approximately $119.1 million, while total company debt was approximately $226.7 million.

Revenue Growth - Organic and Acquisition
For three months ended June 30th

			% Growth
	Revenue		Amount	Constant
(In Thousands)	2006	2005	in USD	Currency
Central America(1)	$65,260	$52,623	24%	25%
South America(2)	97,190	78,528	24%	14%
Europe	53,632	50,241	7%	10%
Online	55,017	45,577	21%	21%
Subtotal	271,099	226,969	19%

Acquisitions(3)	32,020	NA

Total	$303,119	$226,969	34%
(1) Central America includes Mexico, Costa Rica and Panama.
(2) South America includes Chile, Ecuador and Peru.
(3) Acquisitions include: Honduras (UNITEC), Brazil (Anhembi Morumbi) and Cyprus (Cyprus College).

Revenue Growth - Organic and Acquisition
For six months ended June 30th

			% Growth
	Revenue		Amount	Constant
(In Thousands)	2006	2005	in USD	Currency
Central America(1)	$141,149	$115,553	22%	19%
South America(2)	122,498	98,570	24%	15%
Europe	108,375	106,484	2%	10%
Online	107,723	85,039	27%	27%
Subtotal	479,745	405,646	18%

Acquisitions(3)	58,484	NA

Total	$538,229	$405,646	33%
(1) Central America includes Mexico, Costa Rica and Panama.
(2) South America includes Chile, Ecuador and Peru.
(3) Acquisitions include: Honduras (UNITEC), Brazil (Anhembi Morumbi) and Cyprus (Cyprus College).

Student Enrollment
As of June 30, 2006

New Student Enrollment(1)	2006	2005	% Change
Online	11,906	9,702	23%

Total Student Enrollment(2)	2006	2005
Central America	77,696	67,290	15%
South America	75,489	66,558	13%
Europe	16,046	15,364	4%
Total Campus Based	169,231	149,212	13%

Total Student Enrollment
at Acquired Schools(3)	30,146	--
Subtotal	199,377	149,212	34%

Online	29,134	22,904	27%

Total Student Enrollment
with Acquisitions	228,511	172,116	33%

(1) 2006 and 2005 New Student Enrollment is YTD, reported as of 6/30/2006 and 6/30/2005, respectively. There are no major enrollment intakes at campus-based institutions during the second quarter.
(2) 2006 and 2005 Total Student Enrollment is census, reported as of 6/30/2006 and 6/30/2005, respectively.
(3) Acquisitions (less than 1 year) include the following: UNITEC (Honduras), Cyprus College and Anhembi Morumbi (Brazil).

Management Appointments

As part of Laureate’s continuing efforts to develop and recruit exceptional executive talent for its rapidly growing network of universities, the Company announced the following appointments and promotions:

•
Ralf Peters, formerly the Chief Operating Officer of Universidad del Valle de Mexico (“UVM”), was selected to lead the growth of the newly acquired Universidade Anhembi Morumbi in Sao Paulo, Brazil. As Chief Operating Officer, Mr. Peters will lead the continued implementation of processes and techniques that helped UVM become one of the largest universities in Mexico.

•
Luis Lopez, formerly Vice President of Business Development for Latin America, will join UVM as the Chief Operating Officer as Ralf Peters transfers to Brazil. Mr. Lopez will bring extensive operating experience and enhanced business development capability to the UVM team.

•
Dr. Barbara Heller, Ed.D., R.N., F.A.A.N., has been hired as Vice President of Strategic Initiatives for Nursing and Health Science. Dr. Heller has over 40 years of academic and leadership experience in the Nursing and Health Services fields. From 1990 to 2002, she served as Dean of the University of Maryland School of Nursing - one of the oldest schools of nursing in the nation and ranked among the top 10 nursing schools by U.S. News & World Reports.

Financial Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

Third Quarter 2006:

•	For its campus-based and online businesses, Laureate Education anticipates total revenue of $240 to $265 million for the third quarter 2006.

•
The Company anticipates Campus-Based revenue of $185 to $205 million for the third quarter 2006, with operating margins between 8% and 9%. Latin America revenue is expected to be between $155 and $170 million with operating margins of 20% to 21%. Europe revenue is expected to be between $30 and $35 million with operating margins of (38%) to (39%). Most of Laureate’s institutions in Europe are out of session for periods during the third quarter. General and administrative expenses for the Campus-Based division are expected to be approximately $5 million.

•	The Company anticipates Online revenue of $55 to $60 million for the third quarter 2006, with operating margins between 20% and 22%.

•	Corporate general and administrative expenses are expected to be approximately $10 million in the third quarter 2006.

•
The Company currently believes that it will achieve earnings of between $0.19 and $0.21 per diluted share for the third quarter 2006, excluding estimated stock option expense of ($0.02) to ($0.03) per diluted share.

•	Fully-diluted weighted average shares outstanding is expected to be approximately 53.3 million for the quarter ending September 30, 2006.

Full-Year 2006:

•
Laureate Education reiterates its full-year 2006 earnings outlook of between $2.05 and $2.15 per diluted share, an increase of 23% or more over full-year 2005. This excludes estimated stock option expense of ($0.10) to ($0.12) per diluted share.

Full-Year 2007:

•
The Company introduces a full-year 2007 earnings outlook of between $2.59 and $2.67 per diluted share, an increase of 20% or more over full-year 2006. This excludes estimated stock option expense of ($0.12) to ($0.14) per diluted share. Full-year 2007 Earnings Outlook including SFAS123R expense is $2.45 to $2.55 per diluted share.

•
For the full-year 2007, Laureate Education anticipates total student enrollment at its campus-based and online institutions combined to increase by between 13% and 15%. Additionally, the Company expects total revenue of between $1.275 billion and $1.375 billion and operating margins to increase by 50-100 basis points.

Presentation materials for today’s conference call with the financial community will be available to listeners through the investor relations section of the Company's website, www.laureate-inc.com. The live webcast of Laureate’s second quarter conference call will be broadcast at 5:00 p.m. eastern time today.

About Laureate Education, Inc.

Laureate Education, Inc. (NASDAQ: LAUR) is focused on providing a superior university experience to over 228,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare. For more information, please visit our website, www.laureate-inc.com.

Forward-Looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements.

The following factors might cause such a difference:
•	The Company’s operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.
•	The Company’s foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, www.laureate-inc.com, please click on “Investor Relations”, “SEC Filings”).

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Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2006	2005	$ Variance	% Variance
Revenues		(restated)
Central America (a)	$67,714	$52,623	$15,091	29%
South America (b)	123,091	78,528	44,563	57%
Campus Based - Latin America	190,805	131,151	59,654	45%

Mediterranean Region (c)	32,607	27,924	4,683	17%
Hospitality	12,788	10,770	2,018	19%
France	11,902	11,547	355	3%
Campus Based - Europe	57,297	50,241	7,056	14%

Campus Based Total	248,102	181,392	66,710	37%

Laureate Online Education	55,017	45,577	9,440	21%

Total revenues	303,119	226,969	76,150	34%

Core operating expenses	234,718	176,559	58,159	33%
General and administrative expenses	11,420	5,800	5,620	97%

Total operating expenses	246,138	182,359	63,779	35%

Operating income	56,981	44,610	12,371	28%

Non-operating items
Gain on sale of Chancery Software, Ltd.	9,322	-	9,322	N/A
Interest and other income	4,282	3,273	1,009	31%
Interest expense	(3,142)	(2,703)	(439)	-16%
Foreign exchange loss	(203)	(936)	733	78%
Total non-operating items	10,259	(366)	10,625	N/A

Income from continuing operations before
minority interest, equity in net income (loss)
of affiliates, and income taxes	67,240	44,244	22,996	52%
Minority interest in income of consolidated subsidiaries,
net of income tax	(14,345)	(7,865)	(6,480)	-82%
Equity in net loss of affiliates, net of income tax	(102)	(114)	12	11%
Income tax expense	(12,134)	(4,955)	(7,179)	-145%
Income from continuing operations	40,659	31,310	9,349	30%

(Loss) income from discontinued operations, net of income tax (d)	(1,504)	3	(1,507)	N/A
Loss on disposal of discontinued operations, net of income tax	(1,182)	(9,751)	8,569	88%
Net income	$37,973	$21,562	$16,411	76%

Weighted average shares (basic)	51,429	49,566
Weighted average shares (diluted)	53,098	51,944
EPS-Net income (basic)	$0.74	$0.44
EPS-Net income (diluted)	$0.72	$0.42
EPS- Income from continuing operations (basic)	$0.79	$0.63
EPS- Income from continuing operations (diluted)	$0.77	$0.60

Segment operating profit (loss):
Campus Based - Latin America	$59,063	$41,573	$17,490	42%
Campus Based - Europe	7,100	6,650	450	7%
Campus Based - Overhead	(5,908)	(3,154)	(2,754)	-87%
Campus Based - Total	$60,255	$45,069	$15,186	34%

Laureate Online	$8,146	$5,341	$2,805	53%

a)	Central America includes Mexico, Costa Rica, Panama and Honduras.
b)	South America includes Chile, Brazil, Ecuador and Peru.
c)	The Mediterranean region includes Spain and Cyprus.
d)	The 2006 and 2005 operating results present the WSI and India business units as well as a nonstrategic European business as discontinued operations.

	Six Months Ended June 30,
	2006	2005	$ Variance	% Variance
Revenues		(restated)
Central America (a)	$146,957	$115,553	$31,404	27%
South America (b)	166,349	98,570	67,779	69%
Campus Based - Latin America	313,306	214,123	99,183	46%

Mediterranean Region (c)	65,809	57,064	8,745	15%
Hospitality	27,683	25,371	2,312	9%
France	23,708	24,049	(341)	-1%
Campus Based - Europe	117,200	106,484	10,716	10%

Campus Based Total	430,506	320,607	109,899	34%

Laureate Online Education	107,723	85,039	22,684	27%

Total revenues	538,229	405,646	132,583	33%

Core operating expenses	459,950	346,806	113,144	33%
General and administrative expenses	21,271	12,496	8,775	70%

Total operating expenses	481,221	359,302	121,919	34%

Operating income	57,008	46,344	10,664	23%

Non-operating items
Gain on sale of Chancery Software, Ltd.	9,322	-	9,322	N/A
Interest and other income	8,004	5,689	2,315	41%
Interest expense	(6,748)	(5,076)	(1,672)	-33%
Foreign exchange loss	(314)	(687)	373	54%
Total non-operating items	10,264	(74)	10,338	N/A

Income from continuing operations before
minority interest, equity in net income (loss)
of affiliates, and income taxes	67,272	46,270	21,002	45%
Minority interest in income of consolidated subsidiaries,
net of income tax	(14,802)	(8,246)	(6,556)	-80%
Equity in net loss of affiliates, net of income tax	(211)	(204)	(7)	-3%
Income tax expense	(12,367)	(5,182)	(7,185)	-139%
Income from continuing operations	39,892	32,638	7,254	22%

(Loss) income from discontinued operations, net of income tax (d)	(1,673)	615	(2,288)	N/A
Loss on disposal of discontinued operations, net of income tax	(921)	(9,751)	8,830	91%
Net income	$37,298	$23,502	$13,796	59%

Weighted average shares (basic)	50,940	49,402
Weighted average shares (diluted)	52,883	51,880
EPS-Net income (basic)	$0.73	$0.48
EPS-Net income (diluted)	$0.71	$0.45
EPS- Income from continuing operations (basic)	$0.78	$0.66
EPS- Income from continuing operations (diluted)	$0.75	$0.63

Segment operating profit (loss):
Campus Based - Latin America	$56,753	$41,275	$15,478	37%
Campus Based - Europe	19,635	17,054	2,581	15%
Campus Based - Overhead	(10,575)	(5,998)	(4,577)	-76%
Campus Based - Total	$65,813	$52,331	$13,482	26%

Laureate Online	$12,466	$6,509	$5,957	92%

a)	Central America includes Mexico, Costa Rica, Panama and Honduras.
b)	South America includes Chile, Brazil, Ecuador and Peru.
c)	The Mediterranean region includes Spain and Cyprus.
d)	The 2006 and 2005 operating results present the WSI and India business units as well as a nonstrategic European business as discontinued operations.